Vasomedical, Inc.
180 Linden Avenue
Westbury, New York 11590
Tel: (516) 997-4600 Fax: (516) 997-2299

                                  NEWS RELEASE

Vasomedical, Inc.                       Lippert/Heilshorn & Associates, Inc.
Thomas W. Fry, CFO                      Kim Sutton Golodetz (kgolodetz@lhai.com)
(516) 997-4600                          (212) 838-3777
investorrelations@vasomedical.com       Bruce Voss (bvoss@lhai.com)
                                        (310) 691-7100

        VASOMEDICAL REPORTS FOURTH QUARTER FISCAL 2004 FINANCIAL RESULTS
                  Conference Call to be Held Today at 4:30 ET

WESTBURY, N.Y. (August 17, 2004) - Vasomedical, Inc. (Nasdaq SC: VASO), a leader in the noninvasive treatment and management of cardiovascular diseases, today announced financial results for the three and 12 months ended May 31, 2004. For the fourth quarter of fiscal 2004, Vasomedical recorded total revenue of $5.9 million, compared with total revenue of $6.5 million in the fourth quarter of fiscal 2003. Gross profit for the fiscal 2004 fourth quarter was $3.9 million, or 66% of sales, compared with $4.0 million, or 61% of sales for the fiscal 2003 fourth quarter. The Company reported a net loss of $759,000, or $0.01 per share, for the three months ended May 31, 2004, compared with net earnings of $14,000, or $0.00 per share, in the year-ago quarter.

Commenting on the quarter, Fred Paulson, president and chief executive officer, said, "Unit volumes were up 6% over the previous year's fourth quarter and our equipment rental and service revenue was $771,000, up 22% over the comparable prior year period. Service revenue is a high margin and recurring source of revenue and we are pleased that our efforts to capture this business are bearing fruit. However, our total revenues were affected by a combination of lower selling prices and the impact from the adoption of new accounting rules, which resulted in the deferral of approximately $227,000 of revenue related to warranty and training. Our gross margins in the quarter showed a significant improvement, due to cost reductions related to the introduction of our latest model EECP therapy system, the TS4, which has a lower material cost than the earlier version plus reduced manufacturing overhead."

"We are also in the final phase of our pivotal PEECH trial, which is intended to support Medicare and other third party payer reimbursement for use of the EECP therapy in the treatment of congestive heart failure. The last of the 187 patients in the trial have completed the course of therapy, and we expect by the end of October the last patient will complete the six-month follow-up examination. We want to emphasize that the PEECH trial is being conducted by a contract research organization (CRO), and management is blinded to the results. The CRO will verify and analyze all the data as well as compile the results for publication. Consequently, Vasomedical staff has no information relating to patient progress, but we do expect to announce the results to the medical community and public and also submit the results to The Centers for Medicare and Medicaid Services (CMS) for a national reimbursement coverage policy during the first calendar quarter of 2005. Based on this timeline, we anticipate a coverage decision by late 2005 or early 2006. This has been the major project for the Company over the last four years and we are all happy to see it near completion. Congestive heart failure is a substantially larger market than the current refractory angina market we currently participate in and we are excited over the commercial opportunity this represents," Mr. Paulson continued.

"It is interesting to note that CMS recently released its procedure data for 2003 indicating that the number of ECP treatments increased 33% over the prior year. We estimate that treatments reimbursed by third party payers increased by a similar amount for a total number of approximately 19,000 patients annually," Mr. Paulson added.

Total revenues in fiscal 2004 were $22.2 million, compared with $24.8 million in fiscal 2003. The net loss for the fiscal year ended May 31, 2004 was $3.4 million, or $0.06 per share, compared with a net loss of $4.8 million, or $0.08 per share, for fiscal 2003.

Cash, cash equivalents and certificates of deposit at May 31, 2004 were $7.5 million, up from $5.2 million at May 31, 2003.

Conference Call

As previously announced, the Company will host a conference call to discuss these financial results today beginning at 4:30 p.m. Eastern Time. To participate in the live call by telephone, please dial (800) 639-0297 from the U.S., or for international callers, please dial (706) 634-7417. A telephone replay will be available until 11:59 p.m. Eastern Time on August 19, 2004 by dialing (800) 642-1687 from the U.S. or (706) 645-9291 for international callers and entering passcode 9357201.

Those interested in listening to the conference call live via the Internet may do so by visiting the Company's web site at www.vasomedical.com, under the investor relations tab. To listen to the live call, please go to the Web site 15 minutes prior to its start to register, download, and install the necessary audio software. The webcast will be archived for 30 days.

About EECP - Enhanced External Counterpulsation

Vasomedical's advanced, state-of-the-art EECP external counterpulsation system is comprised of an air compressor, a computer console, a set of cuffs and a treatment table. To receive treatment, patients lie down on the table and have their calves and lower and upper thighs wrapped in the cuffs. The system, which is synchronized to the individual patient's cardiac cycle, inflates the cuffs with air to create external pressure when the heart is resting (diastole) and deflates the cuffs just before the heart beats (systole). The system's action, which pulses counter to the heart's beating, increases blood flow to the heart muscle, decreases the heart's workload and creates a greater oxygen supply for the heart muscle while lowering the heart's need for oxygen.

Treatment is typically given in 35 one-hour-sessions over seven weeks; the benefits have been shown to persist for years. Researchers hypothesize that EECP may work by promoting the release of beneficial growth factors, by improving the neurohormonal milieu within blood vessels and by encouraging the proliferation of collateral blood vessels. Vasomedical's EECP systems are the only counterpulsation devices shown in clinical studies published in major peer-reviewed journals to provide improvements in exercise capacity, peak oxygen consumption and quality of life.

About Vasomedical

Vasomedical, Inc. is primarily engaged in designing, manufacturing, marketing and supporting EECP external counterpulsation systems based on the Company's proprietary technology. EECP is a non-invasive, outpatient therapy for the treatment of diseases of the cardiovascular system currently indicated for use in cases of angina, cardiogenic shock, acute myocardial infarction and congestive heart failure. The therapy serves to increase circulation in areas of the heart with less than adequate blood supply and may restore systemic vascular function. The Company provides hospitals, clinics and private practices with EECP equipment, treatment guidance and a staff training and maintenance program designed to provide optimal patient outcomes. EECP is a registered trademark for Vasomedical's enhanced external counterpulsation system. Additional information is available on the Company's website at www.vasomedical.com.

Except for historical information contained in this release, the matters discussed are forward-looking statements that involve risks and uncertainties. Such forward-looking statements are based on the beliefs of the Company's management, as well as assumptions made by and information currently available to the Company's management. Among the factors that could cause actual results to differ materially are the following: the effect of business and economic conditions; the impact of competitive products and pricing; capacity and supply constraints or difficulties; product development, commercialization or technological difficulties; the regulatory and trade environment; the impact of reimbursement rates and coverage; and the risk factors reported from time to time in the Company's SEC reports. The Company undertakes no obligation to revise any forward-looking statements as a result of future events or developments.

                               (Tables to follow)

                       Vasomedical, Inc. and Subsidiaries
                     CONSOLIDATED CONDENSED BALANCE SHEETS
                    (in thousands, except per share amounts)

                                                                              May 31,    May 31,
                                                                               2004       2003
                                                                             ---------   -------
                                   ASSETS                                    (unaudited) (audited)
CURRENT ASSETS
  Cash and cash equivalents                                                    $6,365     $5,223
  Certificates of deposit                                                       1,181         --
  Accounts receivable, net of an allowance for doubtful accounts of $699 and
    $769 at May 31, 2004 and 2003, respectively                                 5,522      7,377
  Inventories                                                                   2,374      3,440
  Deferred income taxes                                                            --        303
  Financing receivables, net                                                       --        264
  Other current assets                                                             272       268
                                                                               -------   -------
      Total current assets                                                      15,714    16,875

PROPERTY AND EQUIPMENT, net                                                      2,431     3,233
FINANCING RECEIVABLES, net                                                          --       679
DEFERRED INCOME TAXES                                                           14,582    14,279
OTHER ASSETS                                                                       297       262
                                                                               -------   -------
                                                                               $33,024   $35,328
                                                                               =======   =======
                      LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Accounts payable and accrued expenses                                         $3,122    $2,668
  Current maturities of long-term debt and notes payable                           136       108
  Sales tax payable                                                                353       462
  Deferred revenues                                                              1,735       789
  Accrued warranty and customer support expenses                                   162       575
  Accrued professional fees                                                         91       208
  Accrued commissions                                                              341       587
                                                                               -------   -------
      Total current liabilities                                                  5,942     5,397

LONG-TERM DEBT                                                                   1,093     1,178
ACCRUED WARRANTY COSTS                                                              83       213
DEFERRED REVENUES                                                                1,112       921
OTHER LIABILITIES                                                                  200       300

                         COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
  Preferred stock, $.01 par value; 1,000 shares authorized; none issued and
    outstanding                                                                     --        --
  Common stock, $.001 par value; 110,000 shares authorized; 58,419 and
    57,822 shares at May 31, 2004 and 2003, respectively, issued and
    outstanding                                                                     58        58
  Additional paid-in capital                                                    51,320    50,623
  Accumulated deficit                                                          (26,784)  (23,362)
                                                                               -------   -------
       Total stockholders' equity                                               24,594    27,319
                                                                               -------   -------
                                                                               $33,024   $35,328
                                                                               =======   =======

                       Vasomedical, Inc. and Subsidiaries
                 CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
                    (in thousands, except per share amounts)
                                  (unaudited)

                                                                 Fiscal Year Ended      Three Months Ended
                                                                 -----------------      ------------------
                                                                 May 31,    May 31,     May 31,     May 31,
                                                                  2004       2003        2004        2003
                                                                 -------    -------     -------     ------
Revenues                                                        $22,207     $24,824     $5,927      $6,488
Cost of sales and services                                        7,590       9,252      2,024       2,518
                                                                -------     -------     ------      ------
  Gross Profit                                                   14,617      15,572      3,903       3,970

Expenses
  Selling, general and administrative                            12,911      13,715      3,693       2,838
  Research and development                                        3,748       4,545        751       1,024
  Provision for doubtful accounts                                 1,297       3,728        150         186
  Interest and other income, net                                     33          10         47           2
                                                                -------     -------     ------      ------
                                                                 17,989      21,998      4,641       4,050
                                                                -------     -------     ------      ------


EARNINGS (LOSS) BEFORE INCOME TAXES                              (3,372)     (6,426)      (738)        (80)
  Income tax (expense) benefit, net                                 (51)      1,635        (21)         94
                                                                -------     -------     ------      ------
NET EARNINGS (LOSS)                                             ($3,423)    ($4,791)     $(759)        $14
                                                                =======     =======     ======      ======

Net earnings (loss) per common share
    - basic                                                      ($0.06)     ($0.08)    ($0.01)      $0.00
                                                                =======     =======     ======      ======
    - diluted                                                    ($0.06)     ($0.08)    ($0.01)      $0.00
                                                                =======     =======     ======      ======

Weighted average common shares outstanding
    - basic                                                      57,982      57,647     58,384      57,817
                                                                =======     =======     ======      ======
    - diluted                                                    57,982      57,647     58,384      58,453
                                                                =======     =======     ======      ======
REVENUES BY SALES TYPE

Equipment sales                                                 $19,303     $22,850     $5,156      $5,854
Equipment rental and services                                     2,904       1,974        771         634
                                                                -------     -------     ------      ------
  Total                                                         $22,207     $24,824     $5,927      $6,488
                                                                =======     =======     ======      ======
REVENUES BY GEOGRAPHIC REGION

  United States business                                        $21,339     $23,702     $5,714      $6,220
  Non-domestic business                                             868       1,122        213         268
                                                                -------     -------     ------      ------
                                                                $22,207     $24,824     $5,927      $6,488
                                                                =======     =======     ======      ======

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